Exhibit 99.1
News Release

FIS Reports Third Quarter 2019 Results

•	FIS increases fourth quarter and full-year 2019 guidance, primarily driven by outperformance in the third quarter, strong business trends and ongoing synergy achievement

•	FIS increases full-year 2020 expense synergy target by $50 million to over $350 million

JACKSONVILLE Fla., November 5, 2019 - FIS™ (NYSE:FIS), a global leader in financial services technology, today reported its third quarter 2019 results.

“FIS’ results this quarter exceeded our expectations; demonstrating strong growth across the entire enterprise,” said Gary Norcross, FIS chairman, president and chief executive officer. “We are pleased by the robust demand for our new merchant offerings and are making early progress against our synergy targets and overall integration of Worldpay. These successes combined with the fundamental strength of our business model and ongoing sales success gives us confidence that we are well positioned to drive further value for our clients and shareholders.”

On a GAAP basis, revenue increased 35 percent to $2,822 million from $2,084 million in the prior year period, primarily driven by the July 31, 2019 acquisition of Worldpay. Net earnings attributable to common stockholders was $154 million for the quarter or $0.29 per diluted share.

On an adjusted basis, organic revenue increased 5 percent over the prior year period. Adjusted EBITDA margin expanded 350 basis points over the prior year period to 42.2 percent. Adjusted net earnings was $751 million or $1.43 per diluted share.

($ millions, except per share data, unaudited)	Three Months Ended September 30,
			%	Organic
	2019	2018	Change	Growth
Revenue	$2,822	$2,084	35%	5%
Merchant Solutions	720	50	*	8%
Banking Solutions	1,491	1,433	4%	5%
Capital Market Solutions	611	589	4%	5%
Corporate and Other	-	12	*	*
Adjusted EBITDA	$1,192	$808	48%
Adjusted EBITDA Margin	42.2%	38.7%	350 bps
Net earnings attributable to FIS common stockholders (GAAP)	$154	$154	-
Diluted EPS (GAAP)	$0.29	$0.47	(38)%
Adjusted net earnings	$751	$438	71%
Adjusted EPS	$1.43	$1.33	8%

* Indicates comparison not meaningful

Segment Information

•	Merchant Solutions:

Third quarter GAAP revenue increased significantly to $720 million as compared to $50 million in the prior year period, primarily reflecting the Worldpay acquisition. Organic revenue increased 8 percent over the prior year period. Adjusted EBITDA margin was 51.5 percent.

•	Banking Solutions:

Third quarter GAAP revenue increased 4 percent to $1,491 million as compared to $1,433 million in the prior year period. Organic revenue increased 5 percent over the prior year period. Adjusted EBITDA margin was 43.0 percent.

•	Capital Market Solutions:

Third quarter GAAP revenue increased 4 percent to $611 million as compared to $589 million in the prior year period. Organic revenue increased 5 percent over the prior year period. Adjusted EBITDA margin was 45.9 percent.

Integration Update

Following the close of the Worldpay acquisition, the Company began realizing revenue and expense synergies during the third quarter of 2019. Teams across the combined Company are working well together and have identified opportunities to accelerate the timing of synergy attainment following the transaction close. These promising early integration efforts further solidify the Company’s confidence in accelerating organic revenue growth, approaching 7 percent in 2020 with a target of 8 to 9 percent in the future.

The Company achieved annual run-rate synergies exiting the third quarter 2019 as follows:

•	Revenue synergies of over $30 million

•	Expense synergies of over $200 million, inclusive of over $100 million of interest expense savings

The Company reiterates full-year 2020 annual run-rate revenue synergy target and increases full-year 2020 annual run-rate expense synergy target to:

•	Revenue synergies of $150 million, which was increased $50 million in the second quarter of 2019

•	Expense synergies of over $350 million, an increase of $50 million

Balance Sheet and Cash Flows

As of September 30, 2019, cash and cash equivalents totaled $1,305 million and debt outstanding totaled $20,193 million with an effective weighted average interest rate of 2.4 percent. Net cash provided by operating activities was $921 million, and free cash flow nearly doubled compared to the prior year period to $640 million. FIS paid dividends of $215 million in the quarter.

Fourth Quarter and Full-Year 2019 GAAP Guidance

($ millions, except share data)	Q4 2019	FY 2019
Revenue	$3,295 - $3,335	$10,286 - $10,326
Net earnings	$125 - $280	$602 - $772
Diluted EPS	$0.20 - $0.45	$1.33 - $1.70

Fourth Quarter and Full-Year 2019 Non-GAAP Guidance

($ millions, except share data)	Q4 2019	FY 2019
Revenue (GAAP)	$3,295 - $3,335	$10,286 - $10,326
Adjusted EBITDA	$1,480 - $1,510	$4,194 - $4,224
Adjusted EPS	$1.50 - $1.55	$5.47 - $5.56

Webcast

FIS will sponsor a live webcast of its earnings conference call with the investment community beginning at 8:30 a.m. (EST) Tues., November 5, 2019. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

About FIS

FIS is a leading provider of technology solutions for merchants, banks and capital markets firms globally. Our 55,000 people are dedicated to advancing the way the world pays, banks and invests by applying our scale, deep expertise and data-driven insights. We help our clients use technology in innovative ways to solve business-critical challenges and deliver superior experiences for their customers. Headquartered in Jacksonville, Florida, FIS is a Fortune 500® company and is a member of Standard & Poor’s 500® Index.

To learn more, visit www.fisglobal.com. Follow FIS on Facebook, LinkedIn and Twitter (@FISGlobal).

FIS Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.
These non-GAAP measures include adjusted revenue, constant currency revenue, organic revenue increase/decrease, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net earnings (including per share amounts), adjusted cash flows from operations and free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.
We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’ operating performance. The constant currency and organic revenue increase/decrease measures adjust for the effects of exchange rate fluctuations, while organic revenue increase/decrease also adjusts for acquisitions and divestitures, giving investors further insight into our performance. Finally, the non-GAAP cash flow measures provide further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.
Adjusted revenue consists of revenue, increased to reverse the purchase accounting deferred revenue adjustment made upon the acquisition of SunGard. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP but was not recognized due to GAAP purchase accounting adjustments. The deferred revenue adjustment in purchase accounting was made entirely in the Corporate and Other segment; reported GAAP results for the other operating segments are not affected by this adjustment and, therefore, no adjusted revenue is presented for these segments.

Constant currency revenue represents (i) adjusted revenue, as defined above, in respect of the consolidated results and the Corporate and Other segment and (ii) reported revenue in respect of the other operating segments, in each case excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Organic revenue increase/decrease is constant currency revenue, as defined above, for the current period compared to an adjusted revenue base for the prior period, which is further adjusted to add pre-acquisition revenue of acquired businesses for a portion of the prior year matching the portion of the current year for which the business was owned, and subtract pre-divestiture revenue for divested businesses for the portion of the prior year matching the portion of the current year for which the business was not owned, for any acquisitions or divestitures by FIS.

EBITDA reflects earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA is EBITDA, as defined above, excluding certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, adjusted EBITDA, as it relates to our segments, is presented in conformity with

Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K.

Adjusted EBITDA margin reflects adjusted EBITDA divided by adjusted revenue.

Adjusted net earnings excludes the impact of certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the impact of acquisition-related purchase accounting amortization and equity method investment earnings (loss), both of which are recurring.

Adjusted net earnings per diluted share, or Adjusted EPS, reflects adjusted net earnings from continuing operations divided by weighted average diluted shares outstanding.

Adjusted cash flows from operations reflect net cash provided by operating activities adjusted for the net change in settlement assets and obligations and exclude certain transactions that are closely associated with non-operating activities or are otherwise non-operational in nature and not indicative of future operating cash flows.

Free cash flow reflects adjusted cash flows from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS website, www.fisglobal.com.

Forward-Looking Statements

This earnings release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include the following, without limitation:

•	the risk that the Worldpay transaction will not provide the expected benefits, or that we will not be able to achieve the cost or revenue synergies anticipated;

•	the risk that the integration of FIS and Worldpay will be more difficult, time-consuming or expensive than anticipated;

•	the risk of customer loss or other business disruption in connection with the Worldpay transaction, or of the loss of key employees;

•	the fact that unforeseen liabilities of FIS or Worldpay may exist;

•	the risk that acquired businesses will not be integrated successfully, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risks of doing business internationally;

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets, and currency fluctuations;

•
the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•
the risk that implementation of software (including software updates) for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•
competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;

•	the failure to meet financial goals to grow the business in Brazil after the unwinding of the Brazilian Venture;

•	the risks of reduction in revenue from the loss of existing and/or potential customers in Brazil after the unwinding of the Brazilian Venture;

•	an operational or natural disaster at one of our major operations centers;

•	failure to comply with applicable requirements of payment networks or card schemes or changes in those requirements;

•	fraud by merchants or bad actors; and

•
other risks detailed in the “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, in our quarterly reports on Form 10-Q and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information

Ellyn Raftery, 904.438.6083	Nathan Rozof, CFA, 866.254.4811
Chief Marketing Officer	Executive Vice President
FIS Global Marketing and Corporate Communications	FIS Corporate Finance and Investor Relations
Ellyn.Raftery@fisglobal.com	Nathan.Rozof@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
November 5, 2019

Exhibit A	Condensed Consolidated Statements of Earnings - Unaudited for the three and nine months ended September 30, 2019 and 2018

Exhibit B	Condensed Consolidated Balance Sheets - Unaudited as of September 30, 2019 and December 31, 2018

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2019 and 2018

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three and nine months ended September 30, 2019 and 2018

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and nine months ended September 30, 2019 and 2018

Exhibit F	Supplemental GAAP to Non-GAAP Reconciliations on Guidance - Unaudited for the three months ended December 31, 2019

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share amounts)

Exhibit A

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenue	$2,822	$2,084	$6,991	$6,256
Cost of revenue	1,838	1,364	4,623	4,192
Gross profit	984	720	2,368	2,064
Selling, general and administrative expenses	757	283	1,435	980
Asset impairments	87	95	87	95
Operating income	140	342	846	989
Other income (expense):
Interest expense, net	(95)	(80)	(242)	(225)
Other income (expense), net	164	(58)	(8)	(60)
Total other income (expense), net	69	(138)	(250)	(285)
Earnings before income taxes and equity method investment earnings (loss)	209	204	596	704
Provision (benefit) for income taxes	48	37	119	122
Equity method investment earnings (loss)	(5)	(4)	(18)	(11)
Net earnings	156	163	459	571
Net (earnings) loss attributable to noncontrolling interest	(2)	(9)	(3)	(23)
Net earnings attributable to FIS common stockholders	$154	$154	$456	$548

Net earnings per share-basic attributable to FIS common stockholders	$0.30	$0.47	$1.18	$1.67
Weighted average shares outstanding-basic	516	328	388	329
Net earnings per share-diluted attributable to FIS common stockholders	$0.29	$0.47	$1.15	$1.65
Weighted average shares outstanding-diluted	524	331	396	333

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share amounts)

		Exhibit B

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$1,305	$703
Settlement deposits and merchant float	3,476	700
Trade receivables, net	3,065	1,472
Contract assets	153	123
Settlement receivables	755	281
Other receivables	269	166
Prepaid expenses and other current assets	302	288
Total current assets	9,325	3,733
Property and equipment, net	811	587
Goodwill	51,890	13,545
Intangible assets, net	16,083	3,132
Computer software, net	3,025	1,795
Other noncurrent assets	1,996	503
Deferred contract costs, net	588	475
Total assets	$83,718	$23,770

Liabilities and Equity
Current liabilities:
Accounts payable, accrued and other liabilities	$2,143	$1,099
Settlement payables	4,791	972
Deferred revenue	719	739
Short-term borrowings	3,169	267
Current portion of long-term debt	79	48
Total current liabilities	10,901	3,125
Long-term debt, excluding current portion	16,945	8,670
Deferred income taxes	4,198	1,360
Other long-term liabilities	2,411	326
Deferred revenue	51	67
Total liabilities	34,506	13,548
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	6	4
Additional paid in capital	45,063	10,800
Retained earnings	4,538	4,528
Accumulated other comprehensive earnings (loss)	(391)	(430)
Treasury stock, at cost	(21)	(4,687)
Total FIS stockholders’ equity	49,195	10,215
Noncontrolling interest	17	7
Total equity	49,212	10,222
Total liabilities and equity	$83,718	$23,770

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Nine months ended September 30,
	2019	2018
Cash flows from operating activities:
Net earnings	$459	$571
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,488	1,060
Amortization of debt issue costs	17	13
Acquisition-related financing foreign exchange	(112)	—
Asset impairments	87	95
Loss (gain) on sale of businesses, investments and other	18	48
Loss on extinguishment of debt	—	1
Stock-based compensation	138	66
Deferred income taxes	(75)	(65)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade and other receivables	12	151
Contract assets	(14)	(10)
Settlement activity	165	(6)
Prepaid expenses and other assets	(2)	31
Deferred contract costs	(258)	(180)
Deferred revenue	(51)	(122)
Accounts payable, accrued liabilities and other liabilities	(131)	(365)
Net cash provided by operating activities	1,741	1,288

Cash flows from investing activities:
Additions to property and equipment	(135)	(115)
Additions to computer software	(409)	(349)
Acquisitions, net of cash acquired	(6,629)	—
Net proceeds from sale of businesses and investments	49	58
Other investing activities, net	(43)	(26)
Net cash provided by (used in) investing activities	(7,167)	(432)

Cash flows from financing activities:
Borrowings	25,425	8,068
Repayment of borrowings and other financing obligations	(15,997)	(7,725)
Debt issuance costs	(71)	(30)
Proceeds from exercise of stock options	136	273
Treasury stock activity	(422)	(1,038)
Dividends paid	(441)	(316)
Distribution to Brazilian Venture partner	—	(23)
Other financing activities, net	(39)	(3)
Net cash provided by (used in) financing activities	8,591	(794)

Effect of foreign currency exchange rate changes on cash	(38)	(56)
Less net change in cash balances classified as assets held for sale	—	(39)
Net increase (decrease) in cash and cash equivalents	3,127	(33)
Cash and cash equivalents, at beginning of period	703	665
Cash and cash equivalents, at end of period	$3,830	$632

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

Exhibit D

	Three months ended September 30, 2018
			Capital
	Merchant	Banking	Market	Corporate
	Solutions	Solutions	Solutions	and Other	Consolidated
Revenue	$50	$1,433	$589	$12	$2,084
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	—	1	1
Adjusted revenue	$50	$1,433	$589	$13	$2,085

	Nine months ended September 30, 2018
			Capital
	Merchant	Banking	Market	Corporate
	Solutions	Solutions	Solutions	and Other	Consolidated
Revenue	$205	$4,238	$1,770	$43	$6,256
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	—	4	4
Adjusted revenue	$205	$4,238	$1,770	$47	$6,260

(1)	See note (4) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE GROWTH — UNAUDITED
(In millions)

						Exhibit D (continued)

	Three months ended September 30,
	2019			2018
			Constant
			Currency	Adjusted	In Year	Adjusted	Organic
	Revenue	FX	Revenue	Revenue	Adjustments (1)	Base	Growth
Merchant Solutions	$720	$9	$729	$50	$626	$677	7.8%
Banking Solutions	1,491	5	1,496	1,433	(3)	1,430	4.6%
Capital Market Solutions	611	5	616	589	—	589	4.6%
Corporate and Other	—	—	—	13	(13)	—	—%
Total	$2,822	$19	$2,842	$2,085	$611	$2,696	5.4%

	Nine months ended September 30,
	2019			2018
			Constant
			Currency	Adjusted	In Year	Adjusted	Organic
	Revenue	FX	Revenue	Revenue	Adjustments (1)	Base	Growth
Merchant Solutions	$896	$11	$908	$205	$626	$831	9.2%
Banking Solutions	4,317	33	4,350	4,238	(131)	4,107	5.9%
Capital Market Solutions	1,778	19	1,797	1,770	(1)	1,769	1.6%
Corporate and Other	—	—	—	47	(47)	—	—%
Total	$6,991	$63	$7,055	$6,260	$446	$6,706	5.2%

Amounts in tables may not sum or calculate due to rounding.

(1)
In year adjustments primarily include adding revenue from the Worldpay acquisition and removing revenue from the Certegy Check Services business unit in North America, the Reliance Trust Company of Delaware and the Kingstar divestitures and the unwinding of the Brazilian Venture.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

Exhibit D (continued)

	Three months ended	Nine months ended
	September 30, 2019	September 30, 2019
Net cash provided by operating activities	$921	$1,741
Non-GAAP adjustments:
Acquisition, integration and other payments (1)	171	260
Tax payments on divestitures (2)	—	10
Settlement activity	(193)	(165)
Adjusted cash flows from operations	899	1,846
Capital expenditures	(259)	(544)
Free cash flow	$640	$1,302

	Three months ended	Nine months ended
	September 30, 2018	September 30, 2018
Net cash provided by operating activities	$464	$1,288
Non-GAAP adjustments:
Acquisition, integration and other payments (1)	16	76
Tax payments on divestitures (2)	5	24
Debt financing activities (3)	—	1
Settlement activity	19	6
Adjusted cash flows from operations	504	1,395
Capital expenditures	(148)	(464)
Free cash flow	$356	$931

Free cash flow reflects adjusted cash flows from operations less capital expenditures. Free cash flow does not represent our residual cash flows available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

(1)
Adjusted cash flows from operations and free cash flow for the three and nine months ended September 30, 2019 and 2018 exclude cash payments for certain acquisition, integration and other costs, net of related tax impact. The related tax impact totaled $30 million and $4 million for the three months and $51 million and $19 million for the nine months ended September 30, 2019 and 2018, respectively.

(2)
Adjusted cash flows from operations and free cash flow exclude tax payments made in 2019 related to the sale of Reliance Trust Company of Delaware and the unwinding of the Brazilian Venture recognized during 2018. Adjusted cash flows from operations and free cash flow exclude tax payments made in 2018 related to the sale of Capco consulting business and risk and compliance consulting business recognized during 2017.

(3)
Adjusted cash flows from operations and free cash flow for the nine months ended September 30, 2018 exclude the $1 million one-time bond premium payment on the redemption of our senior notes due October 2018.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

Exhibit E

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net earnings attributable to FIS common stockholders	$154	$154	$456	$548
Provision (benefit) for income taxes	48	37	119	122
Interest expense, net	95	80	242	225
Other, net	(157)	71	29	94

Operating income, as reported	140	342	846	989
Depreciation and amortization, excluding purchase accounting amortization	206	173	594	511
Non-GAAP adjustments:
Purchase accounting amortization (1)	546	181	894	549
Acquisition, integration and other costs (2)	213	16	293	122
Asset impairments (3)	87	95	87	95
Acquisition deferred revenue adjustment (4)	—	1	—	4
Adjusted EBITDA	$1,192	$808	$2,714	$2,270

See notes to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

Exhibit E (continued)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Earnings before income taxes and equity method investment earnings (loss)	$209	$204	$596	$704
Provision (benefit) for income taxes	48	37	119	122
Equity method investment earnings (loss)	(5)	(4)	(18)	(11)
Net (earnings) loss attributable to noncontrolling interest	(2)	(9)	(3)	(23)
Net earnings attributable to FIS common stockholders	154	154	456	548
Non-GAAP adjustments:
Purchase accounting amortization (1)	546	181	894	549
Acquisition, integration and other costs (2)	213	16	358	122
Asset impairments (3)	87	95	87	95
Acquisition deferred revenue adjustment (4)	—	1	—	4
Loss (gain) on sale of businesses and investments (5)	—	54	6	53
Debt financing activities (6)	(5)	—	98	1
Non-operating (income) expense (7)	(164)	—	(164)	—
Equity method investment (earnings) loss (8)	5	4	18	11
Provision for income taxes on non-GAAP adjustments	(85)	(67)	(200)	(172)
Total non-GAAP adjustments	597	284	1,097	663
Adjusted net earnings, net of tax	$751	$438	$1,553	$1,211

Net earnings per share - diluted attributable to FIS common stockholders	$0.29	$0.47	$1.15	$1.65
Non-GAAP adjustments:
Purchase accounting amortization (1)	1.04	0.55	2.26	1.65
Acquisition, integration and other costs (2)	0.41	0.05	0.90	0.37
Asset impairments (3)	0.17	0.29	0.22	0.29
Acquisition deferred revenue adjustment (4)	—	—	—	0.01
Loss (gain) on sale of businesses and investments (5)	—	0.16	0.02	0.16
Debt financing activities (6)	(0.01)	—	0.25	—
Non-operating (income) expense (7)	(0.31)	—	(0.41)	—
Equity method investment earnings (loss) (8)	0.01	0.01	0.05	0.03
Provision for income taxes on non-GAAP adjustments	(0.16)	(0.20)	(0.51)	(0.52)
Adjusted net earnings per share - diluted attributable to FIS common stockholders	$1.43	$1.33	$3.92	$3.64
Weighted average shares outstanding-diluted	524	331	396	333

Amounts in table may not sum or calculate due to rounding.

See notes to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

Exhibit E (continued)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliations for the three and nine months ended September 30, 2019 and 2018.

The adjustments are as follows:

(1)
This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions, including customer relationships, contract value, trademarks and tradenames, and technology assets.

(2)
This item represents acquisition and integration costs primarily related to the acquisition of Worldpay and certain other costs including those associated with data center consolidation activities of $25 million and $50 million for the three and nine months ended September 30, 2019, respectively. For the 2018 periods, this item represents acquisition and integration costs primarily related to the SunGard acquisition and certain other costs including those associated with data center consolidation activities of $9 million for each of the three and nine months ended September 30, 2018.

(3)
For the 2019 periods, this item primarily represents asset impairments for certain computer software resulting from the Company's net realizable value analysis. For the 2018 periods, this item represents asset impairments for assets held for sale prior to being transferred to Banco Bradesco upon closing of the agreement to unwind the Brazilian Venture as well as impairments of the goodwill and contract intangible asset associated with the Brazilian Venture.

(4)
This item represents the impact of the purchase accounting adjustment to reduce SunGard's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements. The year ended December 31, 2018 was the final year impacted by this purchase accounting adjustment.

(5)	This item represents the net pre-tax loss (gain) on sale of businesses and investments during the three months ended September 30, 2018 and nine months ended September 30, 2019 and 2018.

(6)
This item primarily represents the non-cash foreign currency loss on non-hedged Euro- and Pound Sterling-denominated notes during the three months ended June 30, 2019 to finance the Worldpay acquisition. For the 2018 periods, this item represents the write-off of certain previously capitalized debt issuance costs and the payment of a bond premium associated with the early redemption of our senior notes due October 2018 during June 2018.

(7)
Non-operating income (expense) primarily consists of other income and expense items outside of the Company’s operating activities. For the three months ended September 30, 2019, this item primarily represents the non-cash foreign currency gain on non-hedged Euro- and Pound Sterling-denominated notes to finance the Worldpay acquisition.

(8)	This item represents our equity method investment earnings or loss and is predominantly due to our equity ownership interest in Cardinal Holdings, LP.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS ON GUIDANCE — UNAUDITED
(In millions, except per share amounts)

Exhibit F

	Three months ended		Year ended
	December 31, 2019		December 31, 2019
	Low	High	Low	High
Net earnings	$125	$280	$602	$772
Estimated adjustments (1)	1,355	1,230	3,592	3,452
Adjusted EBITDA	$1,480	$1,510	$4,194	$4,224

Net earnings per share - diluted attributable to FIS common stockholders	$0.20	$0.45	$1.33	$1.70
Estimated adjustments (2)	1.30	1.10	4.14	3.86
Adjusted net earnings per share - diluted attributable to FIS common stockholders	$1.50	$1.55	$5.47	$5.56

(1)	Estimated adjustments include acquisition, integration and other costs and other items.

(2)	Estimated adjustments include purchase accounting amortization, acquisition, integration and other costs, equity method investment earnings (loss) and other items, net of tax impact.